Exhibit 99.1
Fortrea Reports First Quarter 2024 Results

For the three months ended March 31, 2024, from continuing operations:
•Revenues of $662.1 million
•GAAP net loss of $81.6 million
•Adjusted EBITDA of $29.5 million
•GAAP and adjusted diluted loss per share of $(0.91) and $(0.04), respectively
•Book-to-bill ratio of 1.11x, resulting in >1.2x book-to-bill for the trailing nine months
•Planned divestiture of assets relating to the Endpoint Clinical and Patient Access businesses on track
DURHAM, N.C., May 13, 2024— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the first quarter ended March 31, 2024.
“We are making solid progress toward our goal of being the best choice among clinical research organizations for customers large and small, creating a positive and distinctive experience for customers, investigator sites and employees,” said Tom Pike, chairman and CEO of Fortrea. “The demand for our services is good. Our business operations are sound even as we continue to knock down challenges related to the unique circumstances of our 2023 spin out and before. The investments we are making in differentiation are resonating with customers, whether that’s expanding inroads in therapeutic areas of opportunity or creating next-generation solutions in collaboration with our data and technology partners. We have made strong progress with our planned exits of the Transition Services Agreements with our former parent company and our planned divestment of our Endpoint and Patient Access businesses is making good progress. We are focused on creating momentum through the remainder of the year.”
First Quarter 2024 Financial Results
All commentary in this press release relates to continuing operations unless otherwise noted.
Revenue for the first quarter was $662.1 million, compared to $693.9 million in the first quarter of 2023.
First quarter GAAP net loss from continuing operations was $81.6 million and diluted loss per share was $0.91 compared to first quarter of 2023 GAAP net income from continuing operations of $7.3 million and diluted earnings per share of $0.08. First quarter adjusted EBITDA was $29.5 million, compared to first quarter of 2023 adjusted EBITDA of $41.7 million.
Backlog as of March 31, 2024, was $7.4 billion and book-to-bill ratio for the quarter was 1.11x.

The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated and combined statements of cash flows. The Company’s cash and cash equivalents were $92.8 million and gross debt was $1,646.0 million on March 31, 2024. Operating cash flow for the three months ended March 31, 2024 was $(25.6) million and free cash flow was $(34.9) million.
2024 Financial Guidance
For the full year 2024, the Company targets revenues in the range of $2,785 million to $2,855 million and adjusted EBITDA guidance in the range of $240.0 million to $260.0 million. The guidance assumes foreign currency exchange rates as of December 31, 2023, remain in effect for the forecast period and has been updated to reflect continuing operations only and revised anticipated performance.
Immaterial Adjustments to Prior Periods
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. As the Company is in the process of completing its unaudited interim condensed consolidated and combined financial statements for the first quarter ended March 31, 2024, the Company’s financial information for prior periods may be subject to further immaterial adjustments. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.
Planned Divestiture
As announced in March, the Company signed a definitive agreement to divest assets relating to its Enabling Services segment, namely its Endpoint Clinical and Fortrea Patient Access businesses, to an affiliate of Arsenal Capital Partners. Closing is targeted for the second quarter, subject to customary closing conditions and regulatory approvals, as well as the parties entering into certain services and operating agreements. As required by generally accepted accounting principles, the divested businesses are reflected as discontinued operations in the Company’s current financial statements.
Earnings Call and Replay
Fortrea will host its quarterly conference call on Tuesday, May 13, 2024, at 8:00 am ET to review its third quarter performance. The conference can be accessed through the Fortrea Investor Relations website or the following earnings webcast link. To avoid potential delays, please join at least 10 minutes prior to the start of the call. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Fortrea Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development and patient access solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life-changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology, consulting services, differentiated technology enabled trial solutions and post-approval services.
Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.

Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter) @Fortrea.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2024 financial guidance and the targeted completion of the divestiture of assets relating to the Endpoint Clinical and Patient Access Businesses. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: if the Company does not realize some or all of the benefits expected to result from the spin-off of the Company (the “Spin”) from Laboratory Corporation of America Holdings (“Labcorp”), or if such benefits are delayed; risks and consequences that are a result of the Spin; the impacts of becoming an independent public company; the Company’s reliance on Labcorp to provide financial reporting and other financial and accounting information for periods prior to the Spin through the end of the relevant transition agreements, as well as IT, accounting, finance, legal, human resources, and other services critical to the Company’s businesses; the Company’s dependence on third parties generally to provide services critical to the Company’s businesses throughout the transition period and beyond; the establishment of the Company’s accounting, enterprise resource planning, and other management systems post the transition period, which could cost more or take longer than anticipated; the impact of the rebranding of the Company; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; the Company’s ability to complete the divestiture of Endpoint Clinical and Fortrea Patient Access businesses on time or at all; the Company’s ability to realize the full purchase price for the divestiture transaction; the Company’s ability to realize the benefits of the asset divestiture transaction; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$662.1	$693.9
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $0.0, and $21.7 during the three months ended March 31, 2024 and 2023, respectively)	554.1	541.5
Selling, general and administrative expenses, exclusive of depreciation and amortization	120.1	122.2
Depreciation and amortization	21.9	20.9
Restructuring and other charges	3.3	0.6
Total costs and expenses	699.4	685.2
Operating income	(37.3)	8.7
Other income (expense):
Interest expense	(34.3)	0.1
Foreign exchange gain (loss)	(7.2)	(1.7)
Other, net	1.3	0.5
Income (loss) from continuing operations before income taxes	(77.5)	7.6
Provision for (benefit from) income taxes	4.1	0.3
Income (loss) for continuing operations	$(81.6)	$7.3
Earnings from discontinued operations, net of tax	(21.2)	4.5
Net income (loss)	$(102.8)	$11.8

Earnings (loss) per common share
Basic earnings (loss) per share continuing operations	$(0.91)	$0.08
Basic earnings per share discontinuing operations	$(0.24)	$0.05
Basic earnings (loss) per share	$(1.15)	$0.13

Diluted earnings (loss) per share continuing operations	$(0.91)	$0.08
Diluted earnings per share discontinuing operations	$(0.24)	$0.05
Diluted earnings (loss) per share	$(1.15)	$0.13
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$92.8	$108.6
Accounts receivable and unbilled services, net	941.0	988.5
Prepaid expenses and other	95.8	87.0
Current assets from discontinued operations	74.9	69.1
Total current assets	1,204.5	1,253.2
Property, plant and equipment, net	166.4	172.1
Goodwill, net	1,729.3	1,740.8
Intangible assets, net	708.3	728.5
Deferred income taxes	3.2	3.2
Other assets, net	93.9	73.3
Long-term assets from discontinued operations	$345.1	$368.8
Total assets	$4,250.7	$4,339.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$131.3	$132.9
Accrued expenses and other current liabilities	328.0	332.4
Unearned revenue	237.9	214.8
Current portion of long-term debt	55.0	26.1
Short-term operating lease liabilities	15.2	17.2
Current liabilities from discontinued operations	51.2	52.5
Total current liabilities	818.6	775.9
Long-term debt, less current portion	1,559.4	1,565.9
Operating lease liabilities	59.5	62.8
Deferred income taxes and other tax liabilities	150.7	147.7
Other liabilities	28.9	32.1
Long-term liabilities from discontinued operations	31.5	31.6
Total liabilities	2,648.6	2,616.0
Commitments and contingent liabilities
Equity
Common stock, 89.4 and 88.8 shares outstanding at March 31, 2024, and December 31, 2023, respectively	0.1	0.1
Additional paid-in capital	2,004.6	2,006.3
Accumulated deficit	(150.5)	(58.7)
Accumulated other comprehensive loss	(252.1)	(223.8)
Total equity	1,602.1	1,723.9
Total liabilities and equity	$4,250.7	$4,339.9
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(102.8)	$11.8
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation and amortization	23.5	23.1
Stock compensation	15.1	6.7
Operating lease right-of-use asset expense	6.2	7.8
Goodwill impairment	24.0	—
Deferred income taxes	4.2	(2.5)
Other, net	(7.3)	1.2
Changes in assets and liabilities:
Decrease in accounts receivable and unbilled services, net	40.5	27.3
Increase in prepaid expenses and other	(26.3)	(19.0)
(Decrease) increase in accounts payable	(0.9)	20.4
(Decrease) increase in unearned revenue	27.4	(13.1)
Decrease in accrued expenses and other	(29.2)	(65.3)
Net cash provided by (used for) operating activities	(25.6)	(1.6)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9.3)	(16.2)
Proceeds from sale of assets	0.1	—
Net cash used for investing activities	(9.2)	(16.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	271.0	—
Payments on revolving credit facilities	(242.0)	—
Principal payments of long-term debt	(7.7)	—
Net transfers to Former Parent	—	21.9
Net cash used for financing activities	21.3	21.9
Effect of exchange rate changes on cash and cash equivalents	(2.3)	3.7
Net change in cash and cash equivalents	(15.8)	7.8
Cash and cash equivalents at beginning of period	108.6	110.4
Cash and cash equivalents at end of period	$92.8	$118.2
The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated and combined statements of cash flows.
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Adjusted EBITDA from Continuing Operations:
Income (loss) from continuing operations	$(81.6)	$7.3
Provision for (benefit from) income taxes	4.1	0.3
Interest expense, net	34.3	(0.1)
Foreign exchange (gain) loss	7.2	1.7
Depreciation and amortization (a)	21.9	20.9
Restructuring and other charges (b)	3.3	0.6
Stock based compensation	13.8	6.3
One-time spin related costs (c)	17.0	—
Customer matter (d)	3.9	—
Acquisition and disposition-related costs (e)	2.1	—
Enabling Services segment costs not included in discontinued operations (f)	4.7	4.8
Other	(1.2)	(0.1)
Adjusted EBITDA from Continuing Operations	$29.5	$41.7
(a) Amortization represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(c) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(d) As part of working with customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(e) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.
(f) These adjustments remove the impact of the Enabling Services Segment, which the Company entered into an Asset Purchase Agreement with Endeavor Buyer LLC, an affiliate of Arsenal Capital Partners to sell on March 9, 2024.

The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.

FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Adjusted net income (loss) from continuing operations:
Net income (loss)	$(81.6)	$7.3
Foreign exchange (gain)/loss	7.2	1.7
Amortization (a)	15.2	15.0
Restructuring and other charges (b)	3.3	0.6
Stock based compensation	13.8	6.3
Acquisition and disposition-related costs (c)	2.1	—
One-time spin related costs (d)	17.0	—
Customer matter (e)	3.9	—
Enabling Services segment costs not included in discontinued operations (f)	4.7	4.8
Other	(1.2)	(0.1)
Income tax impact of adjustments (g)	12.1	(6.5)
Adjusted net income (loss) from continuing operations	$(3.5)	$29.1

Basic shares	89.2	88.8
Diluted shares	$89.2	$88.8
Adjusted basic EPS from continuing operations	$(0.04)	$0.33
Adjusted diluted EPS from continuing operations	$(0.04)	$0.33
(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(c) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.
(d) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(e) As part of working with customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution.
(f) These adjustments remove the impact of the Enabling Services Segment, which the Company entered into an Asset Purchase Agreement with Endeavor Buyer LLC, an affiliate of Arsenal Capital Partners to sell on March 9, 2024.
(g) Income tax impact of adjustments calculated based on the tax rate applicable to each item.
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.

FORTREA HOLDINGS, INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Three Months Ended March 31, 2024
Net cash provided by operating activities	$(25.6)
Capital expenditures	(9.3)
Free cash flow	$(34.9)
The cash flows related to discontinued operations have not been segregated and are included in the condensed consolidated and combined statements of cash flows.
The financial information included herein includes immaterial adjustments to the Company’s previously reported financial information. Please see the Company’s Quarterly Report on Form 10-Q, when filed with the Securities and Exchange Commission, for more information regarding these revisions.